Exhibit 10.43

No.: xd201605063389

Current Capital Loan Contract

Lender: Wu'an Branch of Bank of Handan Co., Ltd.

Person in charge: Wang Qingbo      Contact person: ___________

Domicile (address): Intersection of Kuangjian Road and Guangming Street in Wu'an City

Postal code: ____________

Tel.: ___________      Fax: __________      E-mail: _____________

Borrower: Northern Altair Nanotechnologies Co., Ltd.

Legal representative: Wei Guohua      Contact person: ____________

Domicile (address): North Dongzhuchang Village, Wu'an City

Postal code: _____________

Tel. ____________      Fax: __________      E-mail: ______________

The Borrower and the Lender came to an agreement in terms of the Lender issuing loans to the Borrower and hereby signed this Contract through equal negotiation.

Article 1     Loan purpose

Loans under this Contract shall be used for the following purpose, and the Borrower shall not use it for other purpose without the written consent from the Lender. The Lender shall be entitled to supervise use of the loan.

Loan purpose: Purchases

Article 2     Loan amount and term

2.1 The currency of loan under this Contract is in CNY, with the amount of (in figures) RMB 35 million, (in words) RMB Thirty Five Million Only (the amount in words shall prevail when the amount in words and in figures is different)

2.2 The loan term under this Contract is five months from the effective withdrawal date (from the first effective withdrawal date in case of installment withdrawal), and the effective withdrawal date is subject to the IOU.

Article 3     Interest rate, interests and expenditure

3.1 Loan interest rate of RMB shall be determined according to Method (1):

(1)      Fixed interest rate, annual interest rate is 3.99‰, the interest rate is unchanged within the validity period of the contract.

(2)      Floating interest rate shall be determined based on the benchmark interest rate plus the floating range, where the benchmark interest rate ______________ (withdrawal date/effectiveness date of the contract), the benchmark loan interest rate announced by the People's Bank of China equivalent to the corresponding level of the loan term as agreed in Article 2.2. Fluctuation range is (rise/drop) __________ %, and fluctuation shall keep unchanged within the contract period. After the Borrower draws the money, the benchmark interest rate is taken _________ (1/3/6/12) month(s) as one installment. Adjustment shall be made for each installment, and interest shall be calculated in stages. The fixed date of the interest rate of the Instalment II shall be the corresponding date when the withdrawal date reaches the expiration of one installment. In the case that the current month excludes the date corresponding to the withdrawal date, the last day of this month shall be the corresponding date, and other installments shall follow the same way accordingly. In case that the Borrower withdraws the money in several times, it shall be implemented according to current loan interest rate determined on the fixed date for the interest rate of this phrase regardless of withdrawal times within the first installment. And adjustment shall be made in the next phrase at the same time.

(3)      Other items: ______________________________________________________________________________________________________________________________________

3.2 The interest rate of the loan this Contract shall be calculated from the actual withdrawal date and the interest settlement shall be conducted by month (month/quarter/semi-annual). The principal and interest shall be paid off upon expiration of the loan. Wherein, daily interest rate = annual interest rate /360.

3.3 Overdue penalty interest rate under this Contract shall be determined by an additional 50% of the original loan interest rate, and the default interest rate due to misappropriation shall be determined by an additional 100% of the original loan interest rate.

3.4 In the case that loans under this Contract is adopted with the floating interest rate, so adjustment rules of interest rate after the loan is overdue shall be conducted according to the original mode.

3.5 In that case that the interest settlement of loans is conducted monthly, then the expiry date for interest is 20th of every month; in that case that the interest settlement of loans is conducted quarterly, then the expiry date for interest is 20th of last month in every quarter; in that case that the interest settlement of loans is conducted semi-annually, then the expiry date for interest is June 20 and December 20 of every year;

3.6 The first interest period is from the date actual withdrawal by the Borrower to the first expiry date for interest; the last interest period is from the next date at the end of the previous interest period to the final repayment date; the remaining interest periods are is from the next date at the end of the previous interest period to the next expiry date for interest.

3.7 Where the People's Bank of China adjusts the loan interest rate to determine the way, it shall be handled with according to the relevant provisions of the People's Bank of China, and the Borrower shall not further be informed by the Lender.

Article 4     Loan release and payment

4.1 The Borrower shall withdraw money from the loan according to the actual demands, in which the first loan must be withdrawn before May 30, 2016, and the last loan must be withdrawn before June 10, 2016, otherwise the Lender shall be entitled to cancel all or part of the loan (this article is not applicable to the circular loan).

4.2 Actual withdrawal date and repayment date shall be subject to date recorded on IOU handled by both parties of the Borrower and Lender. The withdrawal voucher of IOU and loan is an integral part of this Contract, except for the mentioned date, other information in this Contract shall prevail if other recording matters are inconsistent with that in this Contract.

4.3 The following preconditions must be met when the Borrower draws loan, otherwise the Lender is not obliged to grant any money to the Borrower, unless the Lender agrees to release the loan in advance:

(1)      In addition to the fiduciary loan, the Borrower has provided a corresponding guarantee and has completed the relevant guarantee procedures as required by the Lender;

(2)      There is no default under this Contract or under other contracts signed by the Borrower and Lender;

(3)      The proof for the loan purpose provided shall be consistent with usage as agreed.

4.4 The written document provided by the Borrower upon the withdrawal to the Lender shall be the original; in the case that the original copy cannot be provided, copies stamped with the Borrower's official seal are allowed with the consent of the Lender.

4.5 In the case of applying for withdrawal, the Borrower shall submit the withdrawal notice to the Lender at least 5 banking days in advance. The withdrawal notice upon submission shall not be cancelled without written consent of the Lender.

4.6 After the Borrower meets the precondition of withdrawal or the loan is released in advance with the consent of the Lender, the Lender shall deposit the loan into assigned account of the Borrower. Then it shall be deemed as that the Lender has been released the loan to the Borrower according to this Contract.

4.7 The loan over a certain amount or in line with certain conditions in accordance with the relevant regulatory requirements and management requirements of the Lender, the Borrower shall use the entrusted payment mode, and the Lender shall pay the loan to the subject of such loan as agreed in this Contract based on the Borrower's withdrawal application and agency payment. For this purpose, the Borrower shall sign a separate agency payment agreement with the Lender as an appendix to this Contract, and shall open an account at the Lender's or designate a special account to handle the entrusted payment.

Article 5     Repayment

5.1 The main sources of fund that the Borrower used to repay principal and interest of the loan under this Contract are from but not limited to:

(1)      Sales revenue and profit

(2)      All available assets

5.2 The Borrower shall repay the loan under this Contract according to the following method (1):

(1)      The loan shall be repaid at one time once mature.

(2)      Amortize according to the following repayment plan (another page can be attached if there is more information):

Planned date of repayment	Planned repayment amount (RMB 10,000)
Blank below	Blank below

5.3 In the event that one of the following circumstances occurs to the loan under this Contract, the Borrower shall repay the loan immediately after the corresponding funds are in place, thus leading to the advance repayment, the Borrower shall not pay the compensation:

_______________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________

5.4 If the Borrower makes advance repayment, he shall pay compensation to the Lender according to ______% of the repayment amount, except for circumstances as agreed in Article 5.3.

5.5 The Borrower shall repay in full the loan principal and interest and other payables on time as agreed in this Contract. The Borrower, 1 banking day before the repayment date and each expiry date for interest, shall deposit the current loan principal and interest and other payables in the account opened thereby at the Lender's. And the Lender s shall be entitled to actively deduct such payment on the said repayment date or interest settlement date, or require the Borrower to provide cooperation in the related deduction. If the money in the repayment account is insufficient to pay all mature payable of the Borrower, the Lender shall be entitled to decide the liquidation order of repayment.

5.6 In the case that the Borrower applies for early repayment of all or part of the loan, he shall submit a written application to the Lender before 10 banking days, acquired approval from the Lender, and pay compensation to the Lender in accordance with the standards as stipulated in this Contract.

5.7 In the event that the Lender agrees to the early repayment, the Borrower shall pay the due loan principal and interest and other payables as agreed in this Contract from the advance repayment date to the early repayment date.

5.8 The Lender shall be entitled to collect the loan in advance according to Borrower's capital collection condition.

5.9 If there is any shortening of the actual loan term caused by the advance repayment by the Borrower or early withdrawal of the loan by the Lender as agreed in this Contract, then the corresponding interest rate level shall not be adjusted and be subject to the original loan interest rate.

Article 6     Special agreement on the circular loan (optional clause, this article is □ applicable or □ inapplicable)

6.1 Loans under this Contract can be recycled. The loan amount and loan term cited in Article 2 are the borrowing limit and service period of the circular loan; wherein, the limit and the period shall be circulated from the effective date of this Contract.

6.2 In addition to the interest, the Borrower shall also pay the Lender the commitment fee. Commitment charge shall be paid according to the following way of _________:

(1)      Based on ___________% of the borrowing limit of circular loan, and payment shall be settled to the Lender at one time when this Contract comes into force.

(2)      After this Contract comes into force, related payment shall be settled to the Lender in times on 20th of each _____ (month/quarter /year), according to the balance between the circular loan amount and withdrawn loan of the Borrower, and _____% annual rate, until the expiration date of service period of circular loan limit.

(3)      _________________________________________________________________________________________________________________________________________________

6.3 In case that the loan under this Contract can be recycled, then the sum of the loan balance of the Borrower shall not exceed the circulated loan amount at any time within the service period of circular loan limit; the loan term of the Borrower's each withdrawing is from the actual withdrawal date to the agreed repayment date, and date recorded on the IOU shall prevail. The repayment date of any loans shall not exceed the service period of circular loan limit.

6.4 The loan under this Contract can be used circularly. If the Borrower fails to draw the money for consecutive 3 months since the signing date of this Contract, the Lender shall be entitled to cancel the circular loan limit.

Article 7     Guarantee

7.1 Besides the fiduciary loan, the Borrower, inters of his fulfillment of the obligation under this Contract, shall provide legal and valid guarantee approved by the Lender. The guarantee contract shall be separately signed.

7.2 The loan under this Contract is guaranteed (fiduciary/guaranteed) loan.

7.3 If the loan under this Contract is the guaranteed one, then the guarantee mode shall be the pledge guarantee with the deposit receipt of unit.

In the event that the related guarantee is maximum guarantee, the corresponding maximum guarantee contract is as follows:

Name of maximum guarantee contract: _______________      (No.: _____________)

Guarantor (Pledgor, Mortgager): ______________________________________________

7.4 In case of damage, devaluation, property right dispute, distrain or attachment of the pledged object which are arising from this Contract, or the Mortgager's disposal of the collateral without authorization, or adverse changes in the financial condition of the Guarantor providing guarantee or other changes not conducive to the Lender's Creditor's rights, then the Borrower shall promptly notify the Lender, and provide separately other guarantees approved by the Lender.

7.5 In the case that the loan under this Contract has the accounts receivable as the pledge guarantee, and one of the following circumstances happens during the validity period of this Contract, the Lender shall be entitled to declare the early maturity of the loan, to require the Borrower to repay promptly part or all of the loan principal and interest immediately, or to seek the legitimate, effective and full-amount additional guarantee acceptable by the Lender:

(1)      The bad debt rate of the Pledgor of the accounts receivable relative to the accounts receivable of the payer rises for two consecutive months;

(2)      The expired and un-reclaimed receivables of the Pledgor for the receivables to the Payer takes up more than _______% of the receivables balance of the Payer;

(3)      The accounts receivable may not be paid on time due to the trade dispute (including but not limited to the dispute about quality, technology and service) or dispute over obligation between the accounts receivable Pledgor and the payer or other third party.

Article 8     Financial agreement (optional clause, applicable to Article □ not applicable to Article □)

During the validity period of this Contract, the Borrower shall comply with the following agreements on the financial indicators:

_______________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________

Article 9     Account management

9.1 The Borrower shall designate the special capital collection account at the Lender for collecting corresponding sales revenue or planned repayment fund. If corresponding sales revenue is settled in the non-cash mode, the Borrower shall ensure to transfer the capital to the capital collection account after receiving the money.

9.2 The Lender shall be entitled to supervise the capital collection account, including but not limited to the understanding and supervision of the capital incomings and outgoings of the account, and the Borrower shall offer cooperation. The Borrower shall sign a special account supervision agreement with the Lender upon the request of the Lender.

Article 10     Representation and warranty

The Borrower shall make the following statement and guarantee to the Lender to keep valid within the validity period of this Contract.

10.1 It shall have the legal entity as the Borrower and shall have the qualification and capacity of signing and performing this Contract.

10.2 All necessary authorizations or approval are obtained upon the signing of this Contract. Signing and performance of the contract shall not violate the provisions of the company's rules and relevant laws and regulations and is not contradicted to other obligations under this Contract.

10.3 Other debts payable shall be repaid as scheduled without malicious default of bank loan principal and interest.

10.4 It has sound organizational structure and financial management system, and has no major violation of disciplines in the process of production and management in the most recent year, and its current senior management has no significant adverse records.

10.5 All the documents and information provided to the Lender are true, accurate, complete and effective, without false records, material omissions or misleading representation.

10.6 The financial accounting report provided to the Lender is prepared based on the Chinese Accounting Standard and reflects the operating conditions and liabilities of the Borrower truthfully, fairly and completely. The financial condition of the Borrower has no major unfavorable changes since the closing date of the latest financial accounting report.

10.7 Fail to conceal litigation, arbitration or lawsuit involved the Borrower to the Lender.

Article 11     Commitment by Borrower

11.1 The loan shall be withdrawn and used according to the period and purpose as agreed in this Contract, and shall not go to the security market, futures market or used for other purposes prohibited or restricted by the relevant laws and regulations, in any form.

11.2 The loan principal and interest and other payables shall be repaid in accordance with this Contract.

11.3 The Lender shall inspect and supervise the loan using condition as well as the purpose in the modes of account analysis, voucher checking and field investigation based on the acceptance and actively cooperation. The loan using condition shall be reported periodically according to the requirement of the Lender.

11.4 It shall accept the credit check from the Lender, provides upon request of the Lender the financial accounting information like balance sheet and income statement and other information reflecting the debt paying ability of the Borrower, and assist and cooperate with the Lender in investigation, understanding and supervision of its production and management and financial position.

11.5 Dividend and bonus shall not be distributed in any form before the loan principal and interest and other payables under this Contract are paid off without the written consent from the Lender.

11.6 Merge, discretion, capital reduction, stock right transfer, material assets, assignment of debt, major foreign investment, substantial increase of debt financing and other behaviors that may result in unfavorable influence on the Lender's benefit can proceed only when obtaining the written consent from the Lender in advance or the arrangement for the Creditor's rights of the Lender is satisfactory to the Lender.

11.7 When the following situations occur, the Borrower shall timely give notice to the Lender:

(1)      The modification of articles of association, business scope, registered capital and legal representative;

(2)      Discontinuation of business, dissolution, liquidation, business suspension for rectification, business license being revoked and revocation or bankruptcy application (applied);

(3)      Significant economic disputes, lawsuit, arbitration involved or may be involved, or the property is sealed up, distrained or supervised in accordance with the law;

(4)      The shareholders, directors and the current senior management staff get involved in major cases or economic disputes;

11.8 It shall disclose to the Lender the relationships of the related parties and the related transactions in a timely, comprehensive and accurate manner.

11.9 It shall sign for the notices sent by the Lender or served in other forms.

11.10 The Borrower shall not dispose its own assets by reducing its debt paying ability. Guarantee for not damaging the rights of Lender to the third party.

11.11 In the event that the loan under this Contract is issued based on the credit, it shall report periodically to the external guarantee to the Lender in a complete, true, accurate manner and sign the account escrow agreement in accordance with the requirements of the Lender. External guarantee may affect the performance of its obligations under this Contract, which must obtain the Lender's written consent.

11.12 The cost arising from the conclusion and performance of this Contract and the cost paid and to be paid for realizing the Lender's rights under the contract shall be borne, including but not limited to the lawsuit or arbitration fees, property preservation fees, counsel fee, execution fees, valuation fees, auction fee and advertising fees.

11.13 The liquidation order of the debts under this Contract is prior to the Creditor's debts to its shareholders, and is at least equivalent to other similar debts of the Borrower.

Article 12     Commitment by Lender

12.1 Issue the loan to the Borrower according to agreement of this Contract.

12.2 Except for the non-public data and information privacy provided by the Borrower unless otherwise stipulated by the laws and regulations and agreed by this Contract.

Article 13     Breach of contract

13.1 When one of the following situations occurs, it shall constitute the breach of contract of the Borrower:

(1)      The Borrower fails to pay the loan principal and interest and other payables according to the agreement or perform any other obligations under this Contract or violate the statement, guarantee or commitment under this Contract;

(2)      Guarantees change against the Lender's Creditor's rights of loans under this Contract, and the Borrower fails to provide a new guarantee recognized by the Lender;

(3)      The Borrower fails to liquidate other due debts (including declared to become due in advance) or fails to perform or violate other obligations under this Contract, which influence or may influence the performance of the obligation under this Contract;

(4)      The financial indexes such as profitability, debt paying ability, operation ability and cash flow of the Borrower break through the agreed standard or have deteriorated that have influenced or may influence the performance of obligations under this Contract;

(5)      Material adverse changes happen to the Borrower's equity structure, production and management, foreign investment, etc., which have affected or may affect the performance of its obligations under this Contract;

(6)      The Borrower is or may be involved in major economic disputes, lawsuit, arbitration, the assets are closed down, detained or enforced, put on the record by the judiciary authorities or administrative body for investigation, subject to punitive measures by laws, violate relevant national regulations or policies or influence or may influence the performance of obligations under this Contract;

(7)      The abnormal changing and disappearing of main investor's individual and key management personnel of Borrower or subject to investigation or personal freedom limit of judiciary authorities by laws influence or may influence the performance of obligations under this Contract;

(8)      The Borrower takes advantage of the false contracts with the related parties, takes advantage of the transactions without actual transaction background for arbitrage of cash or credit from the Lender, or takes advantage of the related transactions to escape from the Creditor's rights of the Lender;

(9)      The Borrower has been or may be in the conditions of discontinuation of business, dissolution, liquidation, business suspension for rectification, business license being revoked, and revocation or bankruptcy application (applied);

(10)     The liability accidents of Borrower due to the violation of relevant laws and regulation, supervision, regulation or industrial standard have influenced or may influence the performance of obligations under this Contract;

(11)     If the loan under this Contract is issued in the credit mode, indexes such as the credit rating, profitability, asset liability ratio, business activities and net cash flow of the Borrower do not conform to the credit loan conditions of the Lender; or the Borrower, without the written consent from the Lender, conducts mortgage/pledge guarantee or provides guarantee to others with own valid operating assets, which influence or may influence the performance of obligations under this Contract;

(12)     There are other circumstances that may cause the Lender's realization of the Creditor's rights under this Contract to be adversely affected.

13.2 In the case of the breach of contract by the Borrower, the Lender shall be entitled to take one or more of the following measures:

(1)      Require the Borrower to correct his default behavior within the limit time;

(2)      Stop issuing loans and other financing payments to the Borrower in accordance with this Contract and other contracts between the Lender and the Borrower, and cancel part or all of the loan and other financing payments not withdrawn by the Borrower;

(3)      Declare due immediately of the loan and other financing payments not withdrawn under this Contract and other contracts between the Lender and the Borrower, and immediate withdrawal of the outstanding payments;

(4)      Require the Borrower to compensate for the losses caused by the Lender due to his breach of contract;

(5)      Other measures specified by the laws and regulations, agreed in this Contract or deemed necessary by the Lender.

13.3 In the case that the Borrower fails to repay the loan as agreement when it is due (including it is declared to be due immediately), the Lender shall be entitled to collect interest penalty from the date it is overdue as per the penalty interest rate agreed in this Contract. For interest that cannot be paid on time by the Borrower, compound interest shall be calculated and collected according to overdue penalty interest rate.

13.4 In the event that the Borrower fails to use the loan for the purposes agreed in this Contract, the Lender shall be entitled to collect default interests for the part of loan misappropriated according to the interest penalty agreed in this Contract. And for interests not paid on time during misappropriation period, compound interests shall be calculated and collected according to the penalty interest rate for peculated loan.

13.5 The Borrower has the aforementioned situations listed in Article 13.3 and 13.4, the penalty interest rate shall take the highest as the standard and not be imposed concurrently.

13.6 If the Borrower fails to repay the principal and the interest (including interest penalty and compound interest) of the loan or other payables on schedule, then the Lender shall be entitled to announce for the collection through the media.

13.7 If there is any change of the controlling or controlled relationship between Borrower and his related parties or the related parties of the Lender encounter the other situations (the aforementioned situations in the items of (1) and (2) of Article 13.1 excluded), which has affected or may affect the Borrower to perform his obligations under this Contract, then the Lender shall be entitled to take various measures agreed in this Contract.

Article 14     Deduction

14.1 If the Borrower fails to repay the due (including the one declared to be due immediately) debt as agreed in this Contract, then the Lender shall be entitled to deduct the corresponding amount from all local foreign currency accounts that are opened in the Lender or other branches of the Lender by the Lender for the liquidation till the Borrower repays all the loan under this Contract.

14.2 If the currency of funds deducted is different from that agreed in this Contract, it shall be converted as per the adapted exchange rate available to the Lender on the deduction date. The interests and other expenses from deduction date and liquidation day (the day when the Lender converts deducting fund to contractual currency based on management policies of state foreign exchange and actually liquidate debts under this Contract) and the difference incurred due to exchange rate fluctuation in the period shall be borne by the Borrower.

14.3 If deductions by the Lender are not sufficient to pay off all debts of the Borrower, then the Lender shall be entitled to decide the liquidation order.

Article 15     Assignment of rights and obligations

15.1 The Lender shall be entitled to transfer parts or all rights under this Contract to the third party, and the transfer behavior of the Lender is no need to get the approval of the Borrower. Without the written consent from the Lender, the Borrower cannot transfer the rights and obligations under this Contract.

15.2 The Lender can authorize or entrust other branches to perform the rights and obligations under this Contract according to the operating management need or transfer the loan credit rights under this Contract to other branches for management, and the aforementioned behaviors of Lender are no need to get the approval of the Borrower if the latter agrees. Other branches, undertaking the rights and obligations of the Lender, shall be entitled to exercise all rights under this Contract, make lawsuit, arbitration or an application for compulsory execution to the court for the dispute under this Contract in the name of the relevant institution.

Article 16     Effectiveness, modification and termination

16.1 This Contract comes into effect from the signing date till the fully performance date of obligations by the Borrower under this Contract.

16.2 The modification of this Contract must be agreed by both parties and determined by written forms. The article or agreement altered is a part of this Contract and shall assume the same legal force with this Contract. Besides the part altered, other parts of this Contract remain their validity; and original articles hold the validity before effectiveness of changed part.

16.3 Any modification or termination of this Contract shall not affect the claim rights to either party. The termination of this Contract shall not infringe the effectiveness of resolution of related disputes.

Article 17     The application of laws and the dispute resolution

The conclusion of this Contract, its validity, interpretation, execution and settlement of disputes shall be governed by the laws of the People's Republic of China. All disputes arising from or relevant to this Contract shall be solved through negotiation of both parties or in this Contract agreement mode if fail through negotiation.

Article 18      Notice

18.1 All notices under this Contract shall be released in written forms. Unless otherwise stipulated, the addresses specified by both parties in this Contract shall be used for communication and contact. Any change of either party's communication address or other contract ways shall promptly inform the other party in written forms.

18.2 If any party of this Contract refuse to receive or there are other delivery failure situations, the notifying party can adopt notarization or announcement for delivery.

Article 19      Other items

19.1 If the Lender hasn't performed, has partially performed or delayed in performing any rights under this Contract, it shall not be counted as abandonment or alteration of such right or any other rights, and this shall not influence further exertion of such right or other relevant rights.

19.2 Any invalid or unenforceable term of this Contract shall not affect the validity and enforceability of other terms, and not affect the validity of the whole contract.

19.3 The Lender, bases on the provisions by the related laws and regulations or the requirements by financial regulatory agency, shall be entitled to provide information related to this Contract and other information of the Borrower to the credit reporting system of the People's Bank of China and other credit information databases established by law, which shall be applied for suitably qualified organizations or individuals' queries and use. The Lender shall also be entitled to check Borrower's related information through the credit reporting system of the People's Bank of China and other credit information databases established by law, in order to ensure the conclusion and performance of this Contract.

19.4 The " related parties", "Relations of related parties", "Transactions of related parties", "Main individual investors", "Key managers" and other terms mentioned in this Contract have the same meaning with those in No.36 of Accounting Standards for Business Enterprises -- Disclosure of Associated Parties (C.K. [2006] No. 3) published by the Finance Department and its amendments from time to time.

19.5 The Lender shall formulate and keep all documents and evidences of the loan under this Contract in line with business rules to constitute effective proof certifying debtor-Creditor relationship of both parties which is binding to the Borrower.

19.6 In this Contract, matters mentioned in (1) shall include the modification or supplement of the contract; (2) the topic of clause is only for reference, shall not constitute any interpretation for this Contract and has no limit to the content and its scope under the topic.

Article 20      Dispute settlement

The way of dispute resolution under this Contract is subject to the following way of (2):

(1)      The dispute is submitted to the _________ arbitration committee for arbitration in _______ (arbitration location) according to the valid arbitration rules when submitting the arbitration application. The arbitral decision decides the final result and has binding on both parties.

(2)      It shall be solved with the local court of the Lender through lawsuit.

Article 21      Other items

21.1 This Contract is in duplicate, the Borrower and the Lender hold one copy respectively with the same legal force.

21.2 The following appendixes are considered as the indivisible constituent parts of this Contract in company with other appendixes which are jointly confirmed by both parties, hence, they have the same legal forces with this Contract:

Appendix 1: Withdrawal Application

Appendix 2:

Appendix 3:

Article 22      Other matters agreed by both parties.

Article 5.4 shall be temporarily suspended.

I have read all terms of the contract carefully already and fully understand the contract content.

The lawsuit shall be in the jurisdiction of the court where the Lender locates.

Both parties shall acknowledge that: Both parties have made full consultations for all articles in this Contract. The Lender has asked the Borrower to pay attention to all articles concerning rights and obligations of both parties and understand them completely and accurately, and interpreted and explained related articles upon request of the Borrower. The Borrower carefully reads and fully understands all terms of contract, the understanding of debit and credit parties for the contract terms is completely consistent without objection to the content of this Contract.

Lender (official seal): _____________

Person in charge/authorized agent:

Wu'an Branch of Bank of Handan Co., Ltd. (seal)

Borrower (official seal):

Legal representative/authorized agent:

Northern Altair Nanotechnologies Co., Ltd. (Seal)

Date of contract signing: May 6, 2016

Appendix 1:

Withdrawal Application

Bank of Handan Co., Ltd.

According to the Current Capital Loan Contract (hereinafter referred to as the "Loan Contract") signed between us and your bank on May 6, 2016 with the No. of xd201605063389, we have fully implemented the withdrawal preconditions agreed in the Loan Contract and put forward the following withdrawal application to your bank:

I. We propose to withdraw the loan with the amount of RMB (currency) (in words) Thirty Five Million Only from your bank on May 6, 2016.

II. The loan term is 5 months, with the maturity date on September 16, 2016.

III. Please transfer the loan to our following special bank account:

Account name: Northern Altair Nanotechnologies Co., Ltd.

Account No.: 866350100100082672

Opening bank: Wu'an Branch of Bank of Handan

IV. According to the agreement of the Loan Contract and Entrusted Payment Agreement, the loan shall adopt □ Entrusted payment by Lender □ Independent payment by Borrower.

Under entrusted payment mode by the Lender, we authorize and entrust your bank to pay the loan after it is transferred to our account to following account of payment object meeting agreed purpose in the contract.

Account name: ______________________________________

Account No.: _______________________________________

Opening bank: ______________________________________

[If the loan need be paid to several payment objects at the same time, see appendix for list of payment objects and accounts.]

V. Our Company sincerely confirms the following items to your Bank:

1. The loan shall be used for the aims agreed in the Loan Contract;

2. On the issuing date of the application and the withdrawal date, all statements, guarantee and commitment made by us in the Loan Contract are true, accurate, complete and valid.

3. Up to the issuing date of this application, the production and business as well as the financial credit status of our Company have not occurred any material adverse change.

4. On the issuing date of the application, there is no breach or breach relevant to the Loan Contract or expected breach event under the Loan Contract, and we shall further confirm that no breach of contract occurs or exist on the withdrawal date.

5. After the Notice issued, it shall become irrevocable.

Borrower (Official Seal):

Legal representative/authorized agent:

Northern Altair Nanotechnologies Co., Ltd. (Seal)

Date: May 6, 2016

Appendix:

List of Payment Objects and Accounts

Payments object 1:

Account name: ______________________________________________________________

Account No.: ______________________________________________________________

Opening bank: _______________________________________________________________

Payment amount: ____________________________________________________________

Payments object 2:

Account name: ____________________________________________________________

Account No.: _____________________________________________________________

Opening bank: ______________________________________________________________

Payment amount: ___________________________________________________________

Payments object 3:

Account name: _____________________________________________________________

Account No.: ______________________________________________________________

Opening bank: ______________________________________________________________

Payment amount: ___________________________________________________________

Payments object 4:

Account name: ____________________________________________________________

Account No.: ______________________________________________________________

Opening bank: _______________________________________________________________

Payment amount: _____________________________________________________________

Borrower: (Official Seal) ______________________________________